Exhibit 99.1

CECO Environmental Completes Acquisition of GRC

Adds Industrial Flow Control Leader and Nearly Doubles Addressable Market Size

DALLAS (March 8, 2022) -- CECO Environmental Corp. (Nasdaq: CECE) (“CECO”), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today announced it has completed the acquisition of industrial flow control leader GRC. As a result of the acquisition, GRC is now a part of the Effox-Flextor-Mader, Inc. (“EFM”) joint venture with Chartwell Investments Entrepreneur & Founder Capital, LLC (“Chief Capital”). Lloyd Aanonsen, president and CEO, GRC, is now the vice president and general manager of the damper and expansion joints platform for CECO.

GRC is a worldwide leader in the engineering and manufacturing of non-metallic (rubber) expansion joints and flow control products with a highly diversified industrial customer base. As originally announced on Jan. 10, CECO now serves an addressable market size of $500 million with this acquisition, thereby expanding its existing offering of EFM dampers and metallic expansion joints to include rubber expansion joints, ducting expansion joints, and industrial pinch and duck bill valves. In addition, the acquisition is expected to increase CECO’s short cycle sales and be highly accretive on an earnings and cash flow basis.

“We are excited to officially welcome GRC and their strong leadership team to our organization,” said Todd Gleason, CEO of CECO Environmental. “With this acquisition, we are advancing further into the water, storm water and wastewater markets, a large area of focus for CECO’s growth this year. I look forward to working with the GRC management team in helping us deliver turnkey, environmentally friendly solutions that protect critical infrastructure, piping, and flow controls for these markets.”

ABOUTCECO ENVIRONMENTAL

CECO is a global leader in industrial air quality and fluid handling serving a broad landscape of industrial and other niche markets. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect our shared environment. In regions around the world, CECO works to improve air quality, optimize the energy value chain, and provide custom Engineered Systems for applications including power generation, petrochemical processing, general industrial, refining, midstream oil & gas, electric vehicle production, poly silicon fabrication, battery recycling, beverage can, and water/wastewater treatment along with a wide range of other applications. CECO is listed on Nasdaq under the ticker symbol "CECE". For more information, please visit www.cecoenviro.com.

ABOUTGRC

GRC is a worldwide leader in the engineering, manufacturing, and sales of non-metallic (rubber) expansion joints and other rubber flow control products for a worldwide customer base. The company, otherwise known as General Rubber LLC, is widely recognized for its ability to provide engineered solutions for challenging piping and ducting system applications across multiple industries, executing on large-scale new construction capital works projects, as well as facility improvements on a small, medium, and large scale. The company was the first U.S. manufacturer of rubber expansion joints to become ISO 9001 certified. For more information, please visit www.general-rubber.com.

ABOUT CHIEF CAPITAL

Chief Capital provides flexible private equity for entrepreneurs, family-owned businesses and corporate carve-outs. The firm partners with management owners to help realize their visions and provide long-term capital, resources and expertise to accelerate growth and provide generational liquidity. Chief Capital customizes each investment to meet the objectives of its entrepreneur and family partners. With 40+ years of experience, Chief Capital focuses on niche lower middle market companies with an emphasis on healthcare services, business services and niche manufacturing segments. Please visit www.chiefcap.com

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance and include, but are not limited to statements about CECO’s expectations regarding the integration of General Rubber LLC into EFM; the benefits of the acquisition of GRC, and the expectations regarding the transaction’s impact on CECO’s strategic growth plan. We use words such as "believe," "expect," "anticipate," "intends," "estimate," "forecast," "project," "will," "plan," "should" and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties surrounding the acquisition of GRC that could cause actual results to differ materially include risks regarding the achievement of the anticipated benefits of the acquisition, our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in CECO's service areas; the ability to expand operations in both new and existing markets; unpredictability and severity of catastrophic events, including cyber-security threats, acts of terrorism or outbreak of war or hostilities or public health crises, such as uncertainties regarding the extent and duration of impacts of matters associated with the novel coronavirus ("COVID-19"); and the effect of competition in the air quality and fluid handling industries. Additional risks and uncertainties are discussed under "Part I – Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Many of these risks are beyond management's ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Matthew Eckl, Chief Financial Officer

(888) 990-6670

investor.relations@onececo.com

News Media:

Kimberly Plaskett, Corporate Communications Director

(469) 928-1090

CECO-Communications@onececo.com

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